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                                                                     EXHIBIT 4.3


                                  DISCOVER BANK

                      Master Servicer, Servicer and Seller

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

                       on behalf of the Certificateholders



                             FIRST AMENDMENT TO THE
                       SERIES SUPPLEMENT FOR SERIES 2001-3
                           dated as of March 15, 2001

                                       to

                         POOLING AND SERVICING AGREEMENT
                           Dated as of October 1, 1993





                                   Dated as of
                                 August 24, 2001

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                  THIS FIRST AMENDMENT TO THE SERIES SUPPLEMENT FOR SERIES
2001-3 (the "Amendment"), dated as of August 24, 2001, is entered into by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Discover Bank") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the "Trustee").

                  WHEREAS, Discover Bank and the Trustee have entered into the SERIES SUPPLEMENT FOR SERIES 2001-3 (the "Series Supplement"), dated as of March 15, 2001 with respect to the Series 2001-3 Certificates, pursuant to Section
6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

                  WHEREAS, pursuant to subsection 13.01(a)(4) of the Pooling and Servicing Agreement, Discover Bank and the Trustee desire to amend the definition of "Maximum Class B Credit Enhancement Amount" in the Series Term Sheet.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Series Supplement.

                  2. Amendment to the definition of "Maximum Class B Credit Enhancement Amount".


                           (a) The definition for "Maximum Class B Credit Enhancement Amount" is hereby amended and restated in its entirety to read as follows:

                           On any Distribution Date (a) prior to the making of an Effective Alternative Credit Support Election, the greater of (i) $7,894,740 and (ii) (x) if a Supplemental Credit Enhancement Event has not occurred, an amount equal to 7.5% of the Series Investor Interest as of the last day of the related Due Period, or (y) if a Supplemental Credit Enhancement Event has occurred, an amount equal to 8.0% of the Series Investor Interest as of the last day of the related Due Period, (b) subsequent to the making of an Effective Alternative Credit Support Election, the greater of (i) $7,894,740 and (ii) an amount equal to 12.5% of the Series Investor Interest as of the last day of the related Due Period, provided, however, that if an Amortization Event with respect to the Series established hereby occurs, the Maximum Class B Credit Enhancement Amount for each Distribution Date thereafter shall equal the Maximum Class B Credit Enhancement

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                           Amount for the Distribution Date immediately
                           preceding the occurrence of the Amortization Event; and provided, further, that if a Credit Enhancement Drawing has been made, until such time as the Available Class B Credit Enhancement Amount has been reinstated in an amount at least equal to the amount of such Credit Enhancement Drawing, the Maximum Class B Credit Enhancement Amount shall be the Maximum Class B Credit Enhancement Amount as of the date of such Credit Enhancement Drawing.

                  3. Effect Upon the Series Supplement. Except as specifically set forth herein, the Series Supplement shall remain in full force and effect and is hereby ratified and confirmed.

                  4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.







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                  IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                DISCOVER BANK,
                                   as Master Servicer, Servicer and Seller



                                By:   /s/ MICHAEL F. RICKERT
                                     -------------------------------------------
                                Name:   Michael F. Rickert
                                Title:  Vice President, Chief Accounting Officer
                                        and Treasurer



                                U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee



                                By:  /s/ PATRICIA M. CHILD
                                    --------------------------------------------
                                Name:   Patricia M. Child
                                Title:  Vice President





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